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                                                                    EXHIBIT 11.1

                        COMPUTATION OF EARNINGS PER SHARE



                                    DIGITAS INC.

                         ARTICLE 6.01 OF REGULATION S-K

 COMPUTATION OF SHARES USED IN COMPUTING BASIC AND DILUTED NET INCOME PER SHARE


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
                                                                                    THREE MONTHS ENDED
                                                                                 -----------------------
                                                                                MARCH 31        MARCH 31,
                                                                                  2000            1999
                                                                                -------          -------
Net (loss) from continuing operations.......................                     $(5,884)          $(6,043)
Extraordinary loss..........................................                     $(1,653)          $     -
Net loss....................................................                     $(7,537)          $(6,043)

Weighted average common shares outstanding..................                      51,982            50,086
                                                                                 -------           -------
Shares used in computing per share amount...................                      51,982            50,086
                                                                                 =======           =======

Basic net (loss) per share:
Continuing operations.......................................                     $ (0.11)          $ (0.12)
Extraordinary loss..........................................                     $ (0.03)          $     -
Net loss....................................................                     $ (0.14)          $ (0.12)
                                                                                 =======           =======

Antidilutive options........................................                      30,445            21,029
                                                                                 =======           =======
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